Exhibit 5.1

21 May, 2014

Matter No.: 704697

Doc Ref: 8020894

Direct Line: (345) 814 7761

Email: olivaire.watler@conyersdill.com

Atlas Financial Holdings, Inc.

150 Northwest Point Boulevard

Elk Grove Village

Illinois 60007

U.S.A.

Dear Sirs,

Re: Atlas Financial Holdings, Inc. (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with its proposal to issue and sell to the underwriters (the “Underwriters”) in the Underwriting Agreement dated May 20, 2014 (the “Underwriting Agreement”) between the Company and Sandler O’Neill & Partners, L.P., as representative of the Underwriters with respect to the issuance and sale by the Company through the Underwriters of 2,000,000 shares (the “Firm Shares”) of the Company’s ordinary shares, par value $0.003 per share (the “Ordinary Shares”), plus up to an additional 300,000 Ordinary Shares pursuant to the over-allotment option granted to the Underwriters pursuant to the terms of the Underwriting Agreement (together with the 2,000,000 Firm Shares, the “Shares”).

The Company has filed with the United States Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (Registration No. 333-195495) for the registration of the Ordinary Shares and certain of its other securities under the United States Securities Act of 1933, as amended (the “1933 Act”). Such registration statement and the Incorporated Documents (as defined below) are hereinafter called, collectively and after giving effect to Rule 412 of the 1933 Act Regulations (as defined below), the “Registration Statement”.

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In connection with the issuance and sale of the Shares, the Company has prepared (i) a prospectus dated May 12, 2014 (the “Base Prospectus”), (ii) a preliminary prospectus supplement dated May 12, 2014 (the “Preliminary Prospectus Supplement”) and (iii) a prospectus supplement dated May 20, 2014 (the “Prospectus Supplement”). The Preliminary Prospectus Supplement and the accompanying Base Prospectus, in the form filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”), together with the Incorporated Documents, are hereinafter called, collectively and giving effect to Rule 412 of the 1933 Act Regulations, the “Preliminary Prospectus”. The Prospectus Supplement and the accompanying Base Prospectus, in the form filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, together with the Incorporated Documents, are hereinafter called, collectively and giving effect to Rule 412 of the 1933 Act Regulations, the “Prospectus”.

As used herein, the term “Incorporated Documents,” when used with respect to the Registration Statement, the Preliminary Prospectus or the Prospectus as of any date, means the documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be, as of such date pursuant to Item 12 of Form S-3 and otherwise deemed to be a part thereof or included therein by the rules and regulations under the 1933 Act at such time; and the term “1933 Act Regulations” means the rules and regulations of the Commission under the 1933 Act.

For the purposes of giving this opinion, we have examined and relied on copies of the following documents: (i) the Registration Statement; (ii) the Prospectus; (iii) the Memorandum and Articles of Association of the Company; (iv) written resolutions of the board of directors of the Company passed on 25th April, 2014 and on 20th May, 2014 (collectively, the “Resolutions”); (v) the register of ordinary shareholders of the Company certified by the registrar and transfer agent of the Company on 21st May, 2014; (vi) the certificate of good standing (the “Certificate of Good Standing”) dated 16th May, 2014 (the “Certificate Date”) issued by the Cayman Islands Registrar of Companies; and (vii) such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (b) the accuracy and completeness of all factual representations made in the Registration

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Statement and other documents reviewed by us; (c) that the resolutions contained in the Resolutions were passed remain in full force and effect and have not been rescinded or amended; (d) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein; (e) the validity and binding effect under the laws of the United States of America of the Registration Statement and the Underwriting Agreement and that the Registration Statement was duly filed with and declared effective by the Commission; (f) that upon issue of the Shares the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof; and (g) that the Prospectus, when published, will be in substantially the same form as that examined by us for purposes of this opinion.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for the purposes of the filing of the Current Report on Form 8-K by the Company with the Commission on the date hereof (the “Form 8-K”) and the offering of the Shares by the Company, supplements our opinion dated 8th May, 2014 previously filed as Exhibit 5.1 to the Registration Statement and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.	Based on the Certificate of Good Standing, the Company is duly incorporated and existing under the laws of the Cayman Islands and in good standing as at the Certificate Date. Pursuant to the Companies Law (the “Law”), a company is deemed to be in good standing if all fees and penalties under the Law have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Law.

2.	The Shares when offered and paid for as contemplated by the Underwriting Agreement, the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable (which term means that no further sums are required to be paid by the holders of the Shares in connection with the holding of the Shares).

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We hereby consent to the filing of this opinion as an exhibit to Form 8-K and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman (Cayman) Limited

Conyers Dill & Pearman (Cayman) Limited

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